SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2004

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

701 Market Street, St. Louis, Missouri	63101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Stock Purchase Agreement
Share Purchase Agreement
Consent
Consent
Report of Independent Auditors
Independent Auditors' Report

Item 2. Acquisition or Disposition of Assets.

Structure and Price of the Transactions

     On February 29, 2004, Peabody Energy Corporation (“the Company”) signed two definitive agreements to purchase three coal operations from RAG Coal International AG. Closing on the transactions is expected within the next three months and requires no additional U.S. or Australian regulatory approvals. The combined purchase price is $441 million in cash, subject to certain price adjustments.

     Under the Australia purchase agreement, the Company will acquire, through one of its subsidiaries, all of the outstanding ordinary shares and redeemable preference shares of RAG Australia Coal Pty Limited (“RAG Australia”). In exchange for the shares, the Company agreed to pay $250 million, subject to adjustment for certain changes in shareholder’s equity between December 31, 2003 and the closing.

     Under the Colorado purchase agreement, the Company will acquire, through one of its subsidiaries, all of the outstanding shares of capital stock of Twentymile Coal Company, Colorado Yampa Coal Company, RAG Empire Corporation and RAG Shoshone Coal Corporation (collectively, “RAG Colorado”). In exchange for the shares of capital stock, the Company agreed to pay $191 million, subject to adjustment for certain changes in stockholder’s equity of the four companies and changes in liabilities and assets relating to employee benefits of former employees of RAG Shoshone Coal Corporation, between December 31, 2003 and the closing.

     The Company plans to finance the $441 million purchase price with the issuance of $200 million aggregate principal amount of new senior notes and the remainder from the sale of shares of Company common stock.

Transaction Closing and Closing Conditions

     Each party’s obligation to consummate the transactions is subject to the satisfaction of closing conditions as specified in the purchase agreement for the transaction. The RAG Australia and RAG Colorado transactions will close the later of April 15, 2004 and five business days after the satisfaction or waiver of these conditions.

     In the case of RAG International (the seller), each acquisition is contingent upon the approval of the Federal Republic of Germany and the State of North Rhineland-Westphalia. Also, the RAG Colorado transaction is contingent upon the receipt of approval from the institutional lenders under RAG American Coal Company’s credit facility. In addition to customary closing conditions, the closing of each of the RAG Australia transaction and the RAG Colorado transaction is contingent upon the simultaneous closing of the other transaction.

     In the case of the Company, each transaction is contingent upon the absence of a material adverse change in the business of the companies being acquired under the purchase agreement for such transaction since December 31,2003 and the receipt of third-party approvals identified by us in the purchase agreements. The Australia transaction is contingent upon RAG Australia Coal’s underground mine at North Goonyella being in operation in all material respects at the closing and having produced at least 187,393 tons of run-of-mine coal during March 2004.

     We expect both closings to occur in the second quarter of 2004.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

     The combined balance sheets of RAG Colorado as of December 31, 2003 and 2002, and the related combined statements of operations, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2003 are attached hereto as Exhibit 99.1.

     The consolidated statements of financial position of RAG Australia Coal Pty Limited and its controlled entities as of December 31, 2003 and 2002, and the related consolidated statements of financial performance and cash flows for each of the years in the three-year period ended December 31, 2003 (all expressed in Australian dollars) are attached hereto as Exhibit 99.2.

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(b) Pro forma financial information.

     Unaudited pro forma combined financial statements of Peabody Energy Corporation as of and for the year ended December 31, 2003 are included on pages F-1 to F-5 of this report.

(c) Exhibits.

See the Exhibit Index

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

Date: March 10, 2004	/s/ RICHARD A. NAVARRE

Richard A. Navarre Executive Vice President and Chief Financial Officer

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PEABODY ENERGY CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements give effect to the Company’s anticipated acquisitions (and related financing) of RAG Colorado and RAG Australia described in Item 2 above. The unaudited pro forma combined balance sheet as of December 31, 2003 is presented as if the acquisitions had occurred on that date. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 assumes that the acquisitions and related financing occurred on January 1, 2003. The acquisitions are accounted for using the purchase method of accounting, with the purchase price allocated to the assets acquired and liabilities assumed based on estimated fair values, pending the completion of independent appraisals.

     The unaudited pro forma combined financial statements should be read in conjunction with (i) the historical audited financial statements of the Company and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its annual report on Form 10-K for the year ended December 31, 2003, (ii) the historical audited financial statements of RAG Colorado included in this Form 8-K and (iii) the historical audited financial statements of RAG Australia included in this Form 8-K.

     The unaudited pro forma combined financial statements are for informational purposes only and are not necessarily indicative of the financial position that would have been obtained or the results of operations that would have occurred if the acquisitions had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the Notes to Pro Forma Combined Financial Statements, are based upon available information and upon assumptions that the Company’s management believes are reasonable. The actual amounts the Company records based on its final assessment of fair values may differ materially from the information presented in these unaudited pro forma combined financial statements.

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003
(Dollars in thousands, except per share data)

	Peabody
	Energy	RAG Colorado	RAG Australia	Pro Forma		Pro Forma
	Historical	Historical	Historical	Adjustments		as Adjusted
REVENUES
Sales	$2,729,323	$146,514	$241,473	$—		$3,117,310
Other revenues	100,157	441	2,278	—		102,876

Total revenues	2,829,480	146,955	243,751	—		3,220,186
COSTS AND EXPENSES
Operating costs and expenses	2,335,800	104,369	165,460	280	(a)	2,605,909
Depreciation, depletion and amortization	234,336	23,668	26,666	(2,109)	(b)	282,561
Asset retirement obligation expense	31,156	233	1,142	865	(c)	33,396
Selling and administrative expenses	108,525	1,956	8,438	—		118,919
Net (gain) loss on property and equipment disposals	(25,123)	(140)	90	—		(25,173)

OPERATING PROFIT	144,786	16,869	41,955	964		204,574
Interest expense	98,540	2	6,427	(6,429)	(d)	110,957
				12,417	(e)
Early debt extinguishment costs	53,513	—	—	—		53,513
Interest income	(4,086)	(47)	(3,367)	3,414	(d)	(4,086)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	(3,181)	16,914	38,895	(8,438)		44,190
Income tax provision (benefit)	(47,708)	6,438	11,546	(3,037)	(f)	(32,761)
Minority interests	3,035	—	—	—		3,035

INCOME FROM CONTINUING OPERATIONS	$41,492	$10,476	$27,349	$(5,401)		$73,916

Basic earnings per share	$0.78					$1.25
Diluted earnings per share	0.76					1.22
Weighted average shares outstanding — basic	53,409,521			5,639,869		59,049,390
Weighted average shares outstanding — diluted	54,835,628			5,639,869		60,475,497
Other Data:
Adjusted EBITDA(g)	$410,278	$40,770	$69,763	$(280)		$520,531
Capital Expenditures	156,443	3,623	39,532	—		199,598

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2003
(Dollars in thousands)

	Peabody	RAG	RAG
	Energy	Colorado	Australia	Pro Forma
	Historical	Historical	Historical	Adjustments(h)	Total
Assets
Current assets
Cash and cash equivalents	$117,502	$14	$83,725	$(74,006)	$127,235
Accounts receivable, less allowance	220,891	9,934	27,160	—	257,985
Receivables from affiliates	—	—	17,325	(17,325)	—
Materials and supplies	44,421	2,686	—	—	47,107
Coal inventory	202,072	10,911	12,385	—	225,368
Assets from coal trading activities	58,321	—	—	—	58,321
Deferred income taxes	15,749	623	8,510	(9,133)	15,749
Other current assets	23,784	2,763	20,749	(1,252)	46,044

Total current assets	682,740	26,931	169,854	(101,716)	777,809

Land and coal interests owned, net	1,711,532	26,094	—	(14,108)	1,723,518
Buildings and improvements and machinery and equipment, net	818,726	49,151	142,254	(83,368)	926,763
Leased coal interests and advance royalties, net	1,750,728	89,806	—	238,943	2,079,477
Investments and other assets	316,539	909	5,935	4,761	328,144

Total assets	5,280,265	$192,891	$318,043	$44,512	$5,835,711

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$23,049	$—	$11,259	$(11,259)	$23,049
Liabilities from coal trading activities	36,304	—	—	—	36,304
Due to RAG Coal & RAG Holding	—	10,979	—	(10,979)	—
Accounts payable and accrued expenses	572,615	12,806	36,135	—	621,556

Total current liabilities	631,968	23,785	47,394	(22,238)	680,909
Long-term debt, less current maturities	1,173,490	—	121,970	78,030	1,373,490
Deferred income taxes	434,426	26,835	10,955	(37,790)	434,426
Asset retirement obligations	384,048	6,770	2,702	5,264	398,784
Workers’ compensation obligations	209,954	—	—	3,889	213,843
Accrued postretirement benefit costs	961,811	—	—	9,000	970,811
Obligation to industry fund	44,779	—	—	—	44,779
Other noncurrent liabilities	305,823	4,250	—	8,911	318,984

Total liabilities	4,146,299	61,640	183,021	45,066	4,436,026
Minority interests	1,909	—	—	—	1,909

Stockholders’ equity	1,132,057	131,251	135,022	(554)	1,397,776

Total liabilities and stockholders’ equity	$5,280,265	$192,891	$318,043	$44,512	$5,835,711

PEABODY ENERGY CORPORATION

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

(a)	To adjust operating costs and expenses related to postretirement benefits based on the portion of the acquisition cost allocated to postretirement benefit obligations.

(b)	To adjust depreciation, depletion and amortization based on the portion of the acquisition cost allocated to long-lived assets.

(c)	To adjust asset retirement obligation expense based on the portion of the acquisition cost allocated to asset retirement obligations.

(d)	To reverse historical interest expense incurred by RAG Colorado and RAG Australia, as well as historical interest income earned by RAG Colorado and RAG Australia.

(e)	To reflect the interest expense on $200 million aggregate principal amount of new senior notes, including the amortization of $5 million of debt issuance costs.

(f)	To record income tax expense (benefit) on the pro forma adjustments to results of operations using the statutory rates in effect in the United States and Australia.

(g)	Adjusted EBITDA is defined as income from continuing operations before deducting early debt extinguishment costs, net interest expense, income taxes, minority interests, asset retirement obligation expense and depreciation, depletion and amortization. Adjusted EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. Adjusted EBITDA is used by management to measure operating performance, and management also believes it is a useful indicator of our ability to meet debt service and capital expenditure requirements. Because Adjusted EBITDA is not calculated identically by all companies, our calculation may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is calculated as follows (unaudited, dollars in thousands):

	Peabody
	Energy	RAG Colorado	RAG Australia	Pro Forma	Pro Forma
	Historical	Historical	Historical	Adjustments	as Adjusted
Income (loss) from continuing operations	$41,492	$10,476	$27,349	$(5,401)	$73,916
Income tax provision (benefit)	(47,708)	6,438	11,546	(3,037)	(32,761)
Minority interests	3,035	—	—	—	3,035
Interest expense	98,540	2	6,427	5,988	110,957
Early debt extinguishment costs	53,513	—	—	—	53,513
Interest income	(4,086)	(47)	(3,367)	3,414	(4,086)
Depreciation, depletion and amortization	234,336	23,668	26,666	(2,109)	282,561
Asset retirement obligation expense	31,156	233	1,142	865	33,396

Adjusted EBITDA	$410,278	$40,770	$69,763	$(280)	$520,531

(h)	To record the purchase transaction and allocate the $441 million purchase price (and $10 million of transaction costs) to the assets acquired and the liabilities assumed based on the estimated fair values of each item as follows (dollars in thousands):

Estimated
Fair Value
Current assets	$85,350
Land and coal interests owned, net	11,986
Building and improvement and machinery and equip., net	108,037
Leased coal interests and advance royalties, net	328,749
Investments and other assets	6,605
Current liabilities	(48,941)
Asset retirement obligations	(14,736)
Workers’ compensation obligations	(3,889)
Accrued postretirement benefit costs	(9,000)
Other noncurrent liabilities	(13,161)

Total	451,000

Also reflected in the pro forma combined balance sheet adjustments is the Company’s issuance of $200 million aggregate principal amount of new senior notes (net of $5 million in debt issuance costs) and proceeds of $275 million from the sale of shares of Company common stock (net of $9.2 million in estimated underwriting fees).

EXHIBIT INDEX

The exhibits below are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
No.	Description of Exhibit

2.1	Stock Purchase Agreement among RAG Coal International AG, RAG American Coal Company, BTU Worldwide, Inc. and Peabody Energy Corporation dated as of February 29, 2004

2.2	Share Purchase Agreement among RAG Coal International AG, Peabody Energy Corporation and Peabody Energy Australia Pty Limited dated as of February 29, 2004

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of KPMG, Independent Auditors

99.1	Report of Independent Auditors and combined balance sheets of RAG Colorado Business Unit as of December 31, 2003 and 2002, and the related combined statements of operations, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2003

99.2	Independent Auditors' Report and consolidated statements of financial position of RAG Australia Coal Pty Limited and its controlled entities as of December 31, 2003 and 2002, and the related consolidated statements of financial performance and cash flows for each of the years in the three-year period ended December 31, 2003 (all expressed in Australian dollars)